UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2015

DUNKIN’ BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)
130 Royall Street
Canton, Massachusetts 02021
(Address of registrant’s principal executive office)
(781) 737-3000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers and Other Events.
Retention Grant to Chief Financial Officer
On February 12, 2015, the Compensation Committee of the Board of Directors of Dunkin’ Brands Group, Inc. (the “Company”) granted a restricted stock award of 21,101 shares of the Company’s common stock to Paul Carbone, the Company’s Chief Financial Officer, under the Company’s 2011 Omnibus Long-Term Incentive Plan (the “Equity Plan”). Fifty percent of the shares under the award vest if Mr. Carbone remains employed by the Company through February 12, 2018, and the remaining shares vest if Mr. Carbone remains employed by the Company through February 12, 2019, and the award is subject to the other terms and conditions of the award agreement. If Mr. Carbone’s employment is terminated under certain circumstances prior to February 12, 2019, up to the total number of shares subject to the award may vest in accordance with the terms of the award agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Richard Emmett
Richard Emmett
Chief Legal and Human Resources Officer and Corporate Secretary
Date: February 17, 2015